UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2021, the operating partnership of VineBrook Homes Trust, Inc. (the “Company”), VineBrook Homes Operating Partnership, L.P. (the “Operating Partnership”), entered into two agreements (the “Acquisition Agreements”) with certain unaffiliated third parties (the “Sellers”) under which the Operating Partnership agreed to acquire (the “Portfolio Acquisition”), directly or indirectly, a portfolio of approximately 3,000 single-family rental homes across eight states, with the largest concentration in the southeastern United States, including Georgia, Tennessee, Missouri, Florida, North Carolina, South Carolina and Mississippi, as well as a portion in New Mexico for approximately $354.2 million. As of September 30, 2021, the to-be-acquired portfolio was 84.8% occupied with an average effective monthly rent of $1,043. In addition, on October 1, 2021, the Operating Partnership entered into an asset purchase agreement (the “Management Company Agreement” and, together with the Acquisition Agreements, the “Agreements”) with the management company of the to-be-acquired portfolio to acquire (the “Management Company Acquisition” and, together with the Portfolio Acquisition, the “Acquisitions”) assets used in the management of the to-be-acquired portfolio for approximately $7.5 million.

The closings of the Acquisitions are subject to customary closing conditions. The Agreements also contain customary representations and warranties and covenants of the parties. The Company expects that the closing of the Acquisitions will occur in December 2021 or January 2022 and will endeavor to close the Acquisitions by December 31, 2021. The Operating Partnership intends to use cash on hand, together with debt financing and assumption of certain of the Sellers’ debt, to fund the purchase price of the Acquisitions. There can be no assurance that the closing conditions will be satisfied or that the closing will be consummated.

The descriptions of the Agreements contained in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of each, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the expected closing of the Acquisitions and the sources of capital the Company intends to use to fund the purchase price of the Acquisitions. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in the Company’s filings with the Securities and Exchange Commission, particularly those described in the Company’s Registration Statement on Form 10. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1
Agreement for Purchase and Sale of Membership Interests, dated as of October 1, 2021, by and among TAC P FIN II JV, LLC, TAC P FIN V JV, LLC, P FIN VI JV, LLC, TAC P FIN VII JV, LLC and VineBrook Homes Operating Partnership, L.P.

10.2	Agreement for Purchase and Sale, dated as of October 1, 2021, by and between P FIN I, LLC and VineBrook Homes Operating Partnership, L.P.

10.3	Asset Purchase Agreement, dated as of October 1, 2021, by and among VineBrook Homes Operating Partnership, L.P., Prager Property Management, LLC and Merek B. Shoob

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Interim President, Chief Financial Officer, Assistant Secretary and Treasurer

Date: October 7, 2021

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